UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES AND EXCHANGE ACT OF 1934


                            September 24, 1997
                             (Date of Report)


                        BUCYRUS INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)


        Delaware              1-871            39-0188050
     (State or other    (Commission File      (IRS Employer
     jurisdiction of         Number)           ID Number)
     incorporation)


                               P.O. Box 500
                           1100 Milwaukee Avenue
                    South Milwaukee, Wisconsin  53172
                 (Address of principal executive offices)



                              (414) 768-4000
           (Registrant's telephone number, including area code)

Item 1. Change in Control of Registrant

     Bucyrus Acquisition Corp. ("BAC" or the "Purchaser"), a Delaware corporation, was merged (the "Merger") with and into Bucyrus International, Inc. ("Bucyrus" or the "Company" or "Registrant"), a Delaware corporation, upon the filing of a Certificate of Merger with the
Delaware Secretary of State on September 26, 1997 (the "Effective Time"). The Certificate of
Merger was filed pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 21, 1997, between the Company, the Purchaser, and American Industrial Partners
Acquisition Company, LLC ("AIPAC"), which is the parent of the Purchaser and a wholly owned subsidiary of American Industrial Partners Capital Fund II, L.P. ("AIP").
 At the
Effective Time the separate corporate existence of the Purchaser terminated and the Company, as the surviving corporation in the Merger (sometimes referred to herein as the "Surviving
Company"), became a wholly owned subsidiary of AIPAC. As a result of the Merger, AIPAC owns 100% of the outstanding voting securities of the Surviving Company.

     The Merger was effected without submission to stockholder vote pursuant to the requirements of Section 253 of the General Corporation Law of the State of Delaware following the consummation of a tender offer (the "Tender Offer") commenced on August 26, 1997, by
BAC to purchase for cash 100% of the common stock of Bucyrus (the "Common Stock") at a price of $18.00 per share (the "Offer Price"). The Tender Offer concluded on September 24,
1997, at 12:00 A.M. EDT with 10,380,713 (93.43%) of the total outstanding shares of Common
Stock (on a fully diluted basis) having been tendered (or guaranteed of delivery) to the American
Stock Transfer and Trust Company, which served as depositary for the Common Stock in the
Tender Offer.

     Included in the shares tendered to in the Tender Offer were all of the shares of Common
Stock held by Jackson National Life Insurance Company ("JNL"), which constituted approximately 40% of the total outstanding Common Stock prior to the Effective Time. JNL's shares of Common Stock were tendered pursuant to that certain "Stockholder Agreement" entered into between JNL, BAC and AIPAC simultaneously with the execution of the AIP Agreement.

     The directors of the Purchaser immediately prior to the Effective Time became the initial directors of the Surviving Company after the Merger, and the officers of the Company immediately prior to the Effective Time are the initial officers of the Surviving Company, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the
Surviving Company.  The persons who became directors of the Surviving
Company are:
Lawrence W. Ward, Jr., Kenneth A. Pereira, and Kim A. Marvin.
The Certificate of
Incorporation and the Bylaws of the Purchaser became the Certificate of Incorporation and
Bylaws of the Surviving Company.

     The Merger Agreement also provided that at or immediately prior to the Effective Time, each then outstanding option to purchase shares of Common Stock (the "Options") and each outstanding Stock Appreciation Right ("SAR") granted under the Company's Non-Employee
Directors' Stock Option Plan, the 1996 Employees' Stock Incentive Plan and any other stock-based incentive plan or arrangement of the Company, whether or not then exercisable or vested, would be canceled. In consideration of such cancellation, the holders of such Options and SARs received for each share subject to such Option or SAR an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of the Offer Price over the per share exercise price of such Option or the per share base price of such SAR, as applicable, multiplied by the number of shares subject to such Option or SAR.

     The Merger was subject to the applicable waiting period under the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended (the "HSR Act").
On September 20, 1997,
the applicable waiting period under the HSR Act expired with no action being taken by the
Federal Trade Commission.

     Approximately $186.9 million was required to purchase all the shares of Bucyrus
Common Stock in the Tender Offer and approximately $2.8 million was needed to cash out the outstanding shares in the Merger. Approximately $6.9 million was paid to cash out the Options and SARs. Purchaser received $143.0 million of the necessary funds to purchase the shares of
Bucyrus Common Stock as an equity contribution from AIPAC, which in turn received such sum as an equity contribution from AIP. The remainder of the consideration required to consummate the Tender Offer and related expenses was funded by a bridge loan from AIP to Purchaser (the
"AIP Bridge Loan"), which was repaid in full on September 26, 1997.

     Sources of funds for the repayment of the AIP Bridge Loan, the purchase and cancellation of the Secured Notes (see Item 5 below), and the repayment of the PPM
Bridge Loan (see Item 5
below) were comprised of the proceeds from the Notes Offering (see Item
5 below), borrowings
under the Revolving Credit Facility (see Item 5 below), and the
Company's cash on hand.


Item 5.  Other Events

     Private Placement. On September 24, 1997, the Company completed the private placement of $150 million aggregate principal amount of its 9 % Senior Notes due 2007 in a transaction (the "Notes Offering") under Rule 144A under the Securities Act of 1933, as amended, and issued a press release announcing the same. A copy of said press release is filed as an exhibit to this report and is incorporated herein by reference.

     Purchase and Cancellation of Secured Notes. On September 24, 1997, the Company purchased from JNL and cancelled approximately $64 million of its 10.5% Secured Notes due
December 14, 1999, and issued a notice of redemption of the remainder of its 10.5% Secured Notes.

     Repayment of PPM Bridge Loan. On August 26, 1997, the Company obtained a $45 million bridge loan (the "PPM Bridge Loan") from PPM America Special Investments Fund, L.P. (the "PPM Fund"). The PPM Bridge Loan was paid in full on September 24, 1997.

     Credit Facility. On September 24, 1997, the Company entered into a new credit agreement with Bank One, Wisconsin, which provides the Company with a $75 million senior secured revolving credit facility, with a $25 million sublimit for standby letters of credit (the
"Revolving Credit Facility"). A copy of the Revolving Credit Facility is filed as an exhibit to this report and is incorporated herein by reference.

     Bank One has provided working capital and other financing, including a letter of credit facility, to Bucyrus since 1988. Pursuant to the Revolving Credit Facility, Bucyrus replaced its current $15 million letter of credit and revolving loan facility with the $75 million Revolving
Credit Facility. The Revolving Credit Facility is expected to be used in the future for general working capital purposes and capital expenditures. Borrowings under the Revolving Credit
Facility bear interest at variable rates and are subject to a borrowing base formula, which at
June 30, 1997, would have permitted borrowings and letters of credit of approximately $68.7 million (including the reserve referred to in (B) below).

     The $75 million Revolving Credit Facility includes a $25 million sublimit for standby letters of credit. The issuance of standby letters of credit will reduce the amount available for direct borrowings under the Revolving Credit Facility. Availability under the Revolving Credit
Facility is limited to a borrowing base which is defined as (A) the sum of (i) 80% of North
American accounts receivable; (ii) 50% of domestic finished goods and raw materials; (iii) a declining percentage (initially 30%) of domestic work-in-process; (iv)
80% of the estimated
orderly liquidation value (as determined by a formula) of Bucyrus and domestic subsidiaries machinery and equipment; and (v) 30% of qualified domestic net unbilled progress billing receivables minus (B) a reserve equal to one semi-annual interest payment on the Notes. The obligations of Bucyrus under the Revolving Credit Facility will be guaranteed by certain subsidiaries, and the Revolving Credit Facility will be secured by substantially all of the assets of the Company, other than real property and assets of foreign subsidiaries. Pricing on the
Revolving Credit Facility is, at the option of Bucyrus, (i) Bank One's base rate or Federal Funds
Rate plus 0.5% per annum plus an applicable margin ranging from 0% to 0.5% dependent on the ratio of adjusted funded debt to EBITDA (as defined), or (ii) LIBOR plus an applicable margin ranging from 1.5% to 2.75% dependent on the ratio of adjusted funded debt to EBITDA
(as defined). Letters of credit will be priced at 50% of the applicable LIBOR interest rate margin for non-financial letters of credit and 100% of the applicable LIBOR interest rate margin in the case of financial letters of credit. The initial LIBOR margin will be 2.75%.

     The Revolving Credit Facility contains certain restrictive covenants that impose limitations upon, among other things, the ability of Bucyrus and the guarantors to incur liens; merge, consolidate or dispose of assets; make loans and investments; incur indebtedness; engage in certain transactions with affiliates; incur contingent obligations; enter into joint ventures; enter into lease agreements; pay dividends and make other distributions; change its business; redeem the Notes; and make capital expenditures.

     The Revolving Credit Facility also contains covenants requiring Bucyrus
(A) to maintain
certain financial ratios as follows: (i) ratio of adjusted funded debt to EBITDA (as defined);
(ii) fixed charge coverage ratio; and (iii) interest coverage ratio; and
(B) to maintain a minimum
net worth.

     All extensions of credit under the Revolving Credit Facility are subject to customary documentation and the continued accuracy of all representations and warranties as well as the absence of any Material Adverse Effect or Default or Event of Default. Capitalized terms not defined herein have the meanings set forth in the Revolving Credit Facility.


Item 7.  Financial Statements and Exhibits

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits:

          2.1 Agreement and Plan of Merger dated August 21, 1997, between Registrant, American Industrial Partners Acquisition Company, LLC and Bucyrus Acquisition Corp. (1)

          2.2 Certificate of Merger dated September 26, 1997, issued by the Secretary of State of the State of Delaware

          3.1       Restated Certificate of Incorporation of Registrant

          3.2       Bylaws of Registrant

          10.1 Credit Agreement dated September 24, 1997 between Bank One, Wisconsin, and Registrant

          99.1 Press Release, dated September 24, 1997, issued by Bucyrus International, Inc. announcing the private placement of $150,000,000 of 9-3/4% Senior Notes due 2007.

_________________________

(1) Incorporated by reference to Exhibit 1 to Registrant's Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on
     August 26, 1997
                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BUCYRUS INTERNATIONAL, INC.
                              (Registrant)



                    By:       /s/  C. R. Mackus
                    Name:     C. R. Mackus
                    Title:         Secretary and Controller


Date: October 9, 1997
                        BUCYRUS INTERNATIONAL, INC.
                               EXHIBIT INDEX
                                    TO
                        CURRENT REPORT ON FORM 8-K



                                       Incorporated
  Exhibit                                Herein By        Filed
  Number   Description                   Reference      Herewith

    2.1    Agreement and Plan of Merger            Exhibit 1 to Registrant's
           dated August 21, 1997, between          Tender Offer Solicitation/
           Registrant, American Industrial         Recommendation
           Partners Acquisition Company,           Statement on Schedule
           LLC and Bucyrus Acquisition             14D-9 filed with the
           Corp.                                   Commission on
                                                   August 26, 1997

    2.2    Certificate of Merger dated                                X
           September 26, 1997, issued
           by the Secretary of State of
           the State of Delaware

    3.1    Restated Certificate of                        X
           Incorporation of Registrant

    3.2    Bylaws of Registrant                           X

   10.1    Credit Agreement dated                         X
           September 24, 1997 between
           Bank One, Wisconsin, and
           Registrant

   99.1    Press Release, dated                           X
           September 24, 1997, issued
           by Bucyrus International, Inc.
           announcing the private placement
           of $150,000,000 of 9-3/4%
           Senior Notes due 2007.




                                   EI-1